                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-97544) of Microfield Graphics, Inc. of our report dated January 29, 1999, except for Note 11, which is as of March 26, 1999 and except for Note 12, which is as of February 6, 2000, relating to the financial statements which appear in this Form 10-KSBA.

PricewaterhouseCoopers LLP

Portland, Oregon
March 10, 2000